Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS THIRD-QUARTER 2023 RESULTS

•Third-quarter revenue from continuing operations of $3.71 billion increased 3% on a reported basis and 2% on a constant currency basis, ahead of the company’s previously issued guidance1
•Third-quarter U.S. GAAP earnings per share (EPS) from continuing operations of $0.09; adjusted EPS from continuing operations of $0.68 exceeded guidance
•Third-quarter U.S. GAAP EPS in the aggregate (including discontinued operations) totaled $4.93; adjusted EPS in the aggregate (including discontinued operations) of $0.82 exceeded guidance
•Starting this quarter, Baxter is reporting performance according to four verticalized business segments, reflecting the strategic realignment announced in Jan. 2023

DEERFIELD, Ill., NOV. 2, 2023 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the third quarter of 2023.
"Baxter continues to successfully execute upon the slate of strategic actions we announced at the outset of 2023,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “These initiatives are centered on enhancing business performance and increasing innovation, to drive incremental value for all of our stakeholders. This progress is demonstrated across several actions this quarter, including the completion of the BioPharma Solutions divestiture, verticalization of our four business segments and solid third-quarter performance. These milestones are critical in building momentum on Baxter’s ongoing transformation journey.”
New Operating Model
On Jan. 6, 2023, Baxter announced a plan to streamline its operating model as part of a wider range of transformational initiatives. This new model establishes four verticalized global segments, replacing the prior matrixed structure of nine businesses operating across three
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1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

geographic regions. Beginning this quarter, Baxter is reporting performance across its four new segments, comprised as follows:

Segment	Medical Products & Therapies	Healthcare Systems & Technologies	Pharmaceuticals	Kidney Care
Product Categories	Infusion Therapies & Technologies*	Care & Connectivity Solutions**	Injectables & Anesthesia	Chronic Therapies***
	Advanced Surgery	Front Line Care	Drug Compounding	Acute Therapies
*Includes former Medication Delivery and Clinical Nutrition businesses.
**Includes former Patient Support Systems and Surgical Solutions businesses.
***Includes former Renal Care business.
This new structure represents an integrated, streamlined framework for Baxter’s diverse range of market-leading businesses, designed to drive heightened innovation and improved agility in response to marketplace dynamics. Through enhanced simplification and verticalization, the model is intended to promote a more resilient supply chain and greater alignment with Baxter’s manufacturing footprint by segment, better positioning each segment and the company as a whole to deliver on its operational and investment priorities.
Note that the Kidney Care segment forms the basis for Baxter’s proposed spinoff of its Chronic Therapies (Peritoneal Dialysis, Hemodialysis) and Acute Therapies businesses to form an independent, publicly traded company. This planned separation of the Kidney Care business is another core element of Baxter’s broader transformation (see below for a progress update on the proposed spinoff).
Third-Quarter Financial Results
Baxter worldwide sales from continuing operations in the third quarter totaled approximately $3.71 billion, an increase of 3% on a reported basis and 2% on a constant currency basis. Sales from discontinued operations in the third quarter totaled $191 million, an increase of 16% on a reported basis and 11% on a constant currency basis. Sales in the aggregate, including discontinued operations, increased 3% on a reported basis and 2% on a constant currency basis. Discontinued

operations include Baxter’s BioPharma Solutions (BPS) business, which was acquired by Advent International and Warburg Pincus and closed at the end of the third quarter. See the next section of this press release for additional information.
U.S. sales from continuing operations in the third quarter totaled approximately $1.77 billion, comparable with Q3 2022 performance. U.S. sales from discontinued operations totaled $79 million. U.S. sales in the aggregate were also comparable to the prior year. International sales from continuing operations in the third quarter totaled approximately $1.94 billion, an increase of 5% on a reported basis and 3% at constant currency rates. International sales from discontinued operations totaled $112 million. International sales in the aggregate advanced 7% on a reported basis and 4% on a constant currency basis.
Third-quarter sales performance from continuing operations and in the aggregate exceeded Baxter’s previously announced guidance, driven by new product launches in Pharmaceuticals, solid demand for Medical Products & Therapies products, and continued improvement in product availability in Healthcare Systems & Technologies. Sales performance in Kidney Care came in better than the company’s expectations, but growth in the quarter reflected a difficult comparison due in part to certain discrete items that benefited sales in the third quarter of 2022 as well as the ongoing impact of lower sales in select markets outside the U.S.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s segments.
For the third quarter, total net income attributable to Baxter was $2.51 billion, or $4.93 per diluted share. Total U.S. GAAP diluted EPS includes $0.09 from continuing operations and $4.83 from discontinued operations. These results include special items totaling $2.09 billion, primarily related to Baxter’s gain upon the divestiture of its BPS business as well as the impact of intangible amortization and business optimization costs, among other factors. On an adjusted basis, total net income attributable to Baxter was $415 million, or $0.82 per diluted share. Total adjusted diluted EPS includes $0.68 from continuing operations and $0.14 from discontinued operations. Adjusted diluted EPS for the quarter exceeded Baxter’s previously announced third-quarter 2023 guidance, driven by better-than-expected sales performance and operational efficiencies.

BioPharma Solutions Divestiture
At the end of the third quarter, Baxter completed the divestiture of its BPS business. This milestone serves to further streamline Baxter’s strategic focus in line with the transformational initiatives outlined at the start of 2023. The BPS business was acquired by Advent International, a global private equity investor, and Warburg Pincus, a global growth investor, and will now operate under the name Simtra BioPharma Solutions. Under the terms of the definitive agreement, Baxter received total proceeds of $4.25 billion, subject to adjustment for specified items. After giving effect to those items, Baxter received cash proceeds of $3.96 billion and recognized a gain of $2.89 billion, which is reported within discontinued operations. The estimated net after-tax proceeds of approximately $3.7 billion are being deployed towards debt repayment, consistent with the company's stated capital allocation priorities.
Kidney Care Spinoff Update
Baxter’s preparations are progressing for the planned spinoff of its Chronic Therapies (Peritoneal Dialysis, Hemodialysis) and Acute Therapies businesses (collectively, Baxter’s Kidney Care segment) into an independent, publicly traded company. As a standalone entity, the new company is expected to benefit from a heightened focus and the ability to pursue its unique investment priorities, emerging better positioned to accelerate growth and innovation, and create incremental value for its patients, clinicians, investors, and other stakeholder communities.
The new company's operating model and organizational design are close to being finalized, and separation progress is ongoing across legal, regulatory, supply chain, and numerous other key operational channels. Baxter currently expects the Kidney Care spinoff to occur by July 2024 or earlier, subject to the satisfaction of customary conditions.
Recent Highlights2
Baxter continues to advance key strategic priorities in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:

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2 See links to original press release for additional product information.

•Launched multiple injectable pharmaceutical molecules, including: the anti-infective daptomycin premix and the antiviral foscarnet premix, both in the U.S.; and the anti-infective vancomycin, in Australia. These launches complement those of the anti-infective ZOSYN (piperacillin and tazobactam), oncolytic bendamustine and anti-hypertensive norepinephrine earlier this year. Collectively, these injectables reinforce Baxter’s focus on differentiated molecules and expand the Pharmaceuticals segment portfolio in critical therapeutic areas.
•Announced the launch of digital image capture capability for eye exams using Baxter’s current Welch Allyn PanOptic Plus Ophthalmoscope. The iExaminer Pro System adds the ability for a clinician to connect a smart device to capture eye images for further examination. When used with the iExaminer Pro app, clinicians can save and share images for tracking and trending, and initiate more informed consultations with specialists.
•Launched SpotConnect, an electronic medical records (EMR) application for the Welch Allyn Spot Vision Screener device. Spot Vision Screener allows healthcare providers to detect and treat six vision risk factors in children, and SpotConnect helps streamline clinical workflows through secure EMR connectivity and allows access to screening results across the care team.
2023 Financial Outlook
For Full-Year 2023
The company expects adjusted earnings from continuing operations, before special items, of $2.57 to $2.60 per share.
The company expects sales growth from continuing operations of 1% to 2% on a reported basis and approximately 2% on a constant currency basis.
For Fourth-Quarter 2023
The company expects adjusted earnings from continuing operations, before special items, of $0.85 to $0.88 per share.
Baxter expects sales growth from continuing operations of 1% to 2% on a reported basis and approximately 1% on a constant currency basis.

Third-Quarter 2023 Earnings Conference Call
A webcast of Baxter’s third-quarter 2023 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on Nov. 2, 2023. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company’s reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Net sales growth rates on a constant currency basis are non-GAAP financial measures that provide information on the percentage change in net sales growth as if foreign currency exchange rates had remained constant between the prior and current periods.
Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company’s detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted other operating income, net, adjusted operating income (loss), adjusted other income (expense), net, adjusted income from continuing operations before income taxes, adjusted income tax expense (benefit), adjusted income (loss) from continuing operations, adjusted income from discontinued operations, net of tax, adjusted net income (loss), adjusted net income (loss) attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarters and nine months ended Sept. 30, 2023 and 2022, special items for one or more periods included intangible asset amortization, business optimization items, acquisition and integration items, separation-related costs, expenses related to European medical devices regulation, product-related items, a pension curtailment gain, non-marketable investment impairments, goodwill and long-lived asset impairments, a loss on a product divestiture arrangement, the reclassification of cumulative translation losses to earnings upon the substantial liquidation of a subsidiary, the gain on the sale of the BPS business and tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company’s Board of Directors to evaluate the cash generated from Baxter’s operating activities each period after deducting its capital spending.
This release and the accompanying tables also include forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company’s financial outlook for upcoming periods. Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking adjusted diluted EPS guidance because it believes that this measure provides useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for fourth-quarter and full-year 2023) and business development and regulatory activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company’s ability to execute and complete strategic initiatives, asset dispositions and other transactions, including the proposed spinoff of the company’s Kidney Care segment and the company’s plans to simplify its manufacturing footprint, the timing for such transactions, the ability to satisfy any applicable conditions and the expected proceeds, consideration and benefits; failure to accurately forecast or achieve the company’s short- and long-term financial improvement performance and goals (including with respect to the company’s strategic actions); the company’s ability to execute on its capital allocation plans, including the company’s debt repayment plans, the timing and amount of any dividends, share repurchases and acquisition proceeds and the capital structure of the public company that the company expects to form as a result of the proposed spinoff (and the resulting capital structure for the remaining company); the impact of global economic conditions (including, among other things, inflation levels, interest rates, financial market volatility, banking crises, the potential for a recession, the ongoing wars in Ukraine, Israel and Gaza and other geopolitical events, the related economic sanctions being imposed globally in response to the conflicts and potential trade wars and the expansion of such conflicts) and continuing public health crises, pandemics and epidemics, such as the COVID-19 pandemic, or the anticipation of any of the foregoing, on the company’s operations and on the company’s employees, customers and suppliers, including foreign governments in countries in which the company operates; downgrades to the company’s credit ratings or ratings outlooks, and the related impact on the company’s funding costs and liquidity; product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements or the withdrawal or resubmission of any pending applications), the ability to manufacture at appropriate scale, and the general unpredictability associated with the product development cycle; product quality or patient safety issues leading to product recalls, withdrawals, launch delays, warning letters, import bans, sanctions, seizures, litigation, or declining sales, including the focus on evaluating product portfolios for the potential presence or formation of nitrosamines; future actions of (or failures to act or delays in acting by) FDA, the European Medicines Agency or any other regulatory body or government authority (including the SEC, Department of Justice, the Federal Trade Commission, Centers for Medicare & Medicaid Services or the Attorney General of any State) that could delay, limit or suspend product development, manufacturing, sale or reimbursement or result in seizures, recalls, injunctions, monetary sanctions or criminal or civil liabilities, including the lifting of the warning letters at the company’s Ahmedabad facility; demand for and market acceptance risks for and competitive pressures related to new and existing products (including challenges with the company’s ability to accurately predict changing consumer preferences and future expenditures, which have led to and may continue to lead to increased inventory levels, and needs and advances in technology and the resulting impact on customer inventory levels), and the impact of those products on quality and patient safety concerns; breaches, including by cyber-attack, data leakage, unauthorized access or theft, or failures of or vulnerabilities in the company’s information technology systems or products; the continuity, availability and pricing of acceptable raw materials and component parts (and the company’s ability to pass some or all of these costs to the company’s customers through recent price increases or otherwise), and the related continuity of the company’s manufacturing and distribution and those of the company’s suppliers; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization or supply difficulties (including as a result of natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); the company’s ability to finance and develop new products or enhancements on commercially acceptable terms or at all; loss of key employees, the occurrence of labor disruptions or the inability to identify and recruit new employees; failures with respect to the company’s quality, compliance or ethics programs; future actions of third parties, including third-party payers and the company’s customers and distributors (including group purchasing organizations and integrated delivery networks), the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments; the outcome of pending or future litigation, the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies (including pharmacological advances such as SGLT2 antagonists, GLP-1 agonists and selective mineralocorticoid receptor antagonists); global regulatory, trade and tax policies (including with respect to climate change and other sustainability matters); the ability to protect or enforce the company’s owned or in-licensed patent or other proprietary rights (including trademarks, copyrights, trade secrets and know-how) or patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of any goodwill or other intangible asset impairments on the company’s operating results; fluctuations in foreign exchange and interest rates; any changes in law concerning the taxation of income (whether with respect to current or future tax reform); actions by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, iExaminer Pro, PanOptic Plus, SpotConnect, Spot Vision Screener, Welch Allyn and Zosyn are registered trademarks of Baxter International Inc. or its subsidiaries.
Any other trademarks or product brands appearing herein are the property of their respective owners.

Media Contact
Steve Brett, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

###

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended September 30,
	2023	2022	Change
NET SALES	$3,708	$3,609	3%
COST OF SALES	2,591	2,564	1%
GROSS MARGIN	1,117	1,045	7%
% of Net Sales	30.1%	29.0%	1.1 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,002	941	6%
% of Net Sales	27.0%	26.1%	0.9 pts
RESEARCH AND DEVELOPMENT EXPENSES	166	151	10%
% of Net Sales	4.5%	4.2%	0.3 pts
GOODWILL IMPAIRMENTS	—	2,785	NM
OTHER OPERATING INCOME, NET	—	48	NM
OPERATING INCOME (LOSS)	(51)	(2,880)	NM
% of Net Sales	(1.4)%	(79.8)%	78.4 pts
INTEREST EXPENSE, NET	128	104	23%
OTHER (INCOME) EXPENSE, NET	(7)	61	NM
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(172)	(3,045)	NM
INCOME TAX BENEFIT	(223)	(54)	NM
% of Income (Loss) from Continuing Operations Before Income Taxes	129.7%	1.8%	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS	51	(2,991)	NM
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	2,460	57	NM
NET INCOME (LOSS)	2,511	(2,934)	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3	3	0%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$2,508	$(2,937)	NM

INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$0.09	$(5.94)	NM
Diluted	$0.09	$(5.94)	NM
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$4.85	$0.11	NM
Diluted	$4.83	$0.11	NM
NET INCOME (LOSS) PER COMMON SHARE
Basic	$4.95	$(5.83)	NM
Diluted	$4.93	$(5.83)	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	507	504
Diluted	509	504
ADJUSTED OPERATING INCOME (excluding special items)¹	$565	$568	(1)%
ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)¹	$347	$365	(5)%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$71	$52	37%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$415	$414	0%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.68	$0.71	(4)%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$0.14	$0.10	40%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.82	$0.82	0%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended September 30, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Operating Income (Loss)	Loss From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,117	$1,002	$166	$(51)	$(172)	$(223)	$51	$2,460	$2,511	$2,508	$0.09	$4.83	$4.93
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	30.1%	27.0%	4.5%	(1.4)%	(4.6)%	129.7%	1.4%	66.3%	67.7%	67.6%
Intangible asset amortization[1]	111	(51)	—	162	162	35	127	—	127	127	0.25	0.00	0.25
Business optimization items[2]	26	(50)	(5)	81	81	19	62	1	63	63	0.12	0.00	0.12
Acquisition and integration items[3]	1	(1)	—	2	2	1	1	—	1	1	0.00	0.00	0.00
Separation-related costs[4]	10	(67)	—	77	77	—	77	4	81	81	0.15	0.01	0.16
European medical devices regulation[5]	14	—	—	14	14	4	10	—	10	10	0.02	0.00	0.02
Legal matters[6]	—	(13)	—	13	13	3	10	—	10	10	0.02	0.00	0.02
Long-lived asset impairments[7]	267	—	—	267	267	62	205	—	205	205	0.40	0.00	0.40
Gain on BPS Sale[8]	—	—	—	—	—	—	—	(2,603)	(2,603)	(2,603)	0.00	(5.11)	(5.11)
Tax matters[13]	—	—	—	—	—	196	(196)	209	13	13	(0.39)	0.41	0.03
Adjusted	$1,546	$820	$161	$565	$444	$97	$347	$71	$418	$415	$0.68	$0.14	$0.82
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	41.7%	22.1%	4.3%	15.2%	12.0%	21.8%	9.4%	1.9%	11.3%	11.2%

					Reported	Adjusted
Income (loss) from continuing operations					$51	$347
Less: Net income attributable to noncontrolling interests					3	3
Income (loss) from continuing operations attributable to Baxter stockholders					$48	$344

The company’s U.S. GAAP results for the three months ended September 30, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairment	Other Operating Expense, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,045	$941	$151	$2,785	$48	$(2,880)	$61	$(3,045)	$(54)	$(2,991)	$57	$(2,934)	$(2,937)	$(5.94)	$0.11	$(5.83)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	29.0%	26.1%	4.2%	77.2%	1.3%	(79.8)%	1.7%	(84.4)%	1.8%	(82.9)%	1.6%	(81.3)%	(81.4)%
Intangible asset amortization[1]	110	(58)	—	—	—	168	—	168	42	126	—	126	126	0.25	0.00	0.25
Business optimization items[2]	13	(57)	(3)	—	—	73	—	73	21	52	—	52	52	0.10	0.00	0.10
Acquisition and integration items[3]	(2)	(11)	(1)	—	6	4	—	4	2	2	—	2	2	0.00	0.00	0.00
European medical devices regulation[5]	12	—	—	—	—	12	—	12	3	9	—	9	9	0.02	0.00	0.02
Product-related items[9]	20	—	—	—	—	20	—	20	2	18	—	18	18	0.04	0.00	0.04
Long-lived asset impairments[7]	332	—	—	—	—	332	—	332	78	254	—	254	254	0.50	0.00	0.50
Goodwill impairments[10]	—	—	—	(2,785)	—	2,785	—	2,785	—	2,785	—	2,785	2,785	5.49	0.00	5.49
Loss on product divestiture arrangement[11]	—	—	—	—	(54)	54	—	54	14	40	—	40	40	0.08	0.00	0.08
Reclassification of cumulative translation loss to earnings[12]	—	—	—	—	—	—	(65)	65	—	65	—	65	65	0.13	0.00	0.13
Tax matters[13]	—	—	—	—	—	—	—	—	(5)	5	(5)	—	—	0.01	(0.01)	0.00
Adjusted	$1,530	$815	$147	$—	$—	$568	$(4)	$468	$103	$365	$52	$417	$414	$0.71	$0.10	$0.82
Adjusted percent of net sales (or effective tax rate for income tax expense)	42.4%	22.6%	4.1%	0.0%	0.0%	15.7%	(0.1)%	13.0%	22.0%	10.1%	1.4%	11.6%	11.5%

							Reported	Adjusted
Income (loss) from continuing operations							$(2,991)	$365
Less: Net income attributable to noncontrolling interests							3	3
Income (loss) from continuing operations attributable to Baxter stockholders							$(2,994)	$362

Weighted-average diluted shares as reported							504
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported							3
Weighted-average diluted shares as adjusted							507
1The company’s results in 2023 and 2022 included intangible asset amortization expense of $162 million ($127 million, or $0.25 per diluted share, on an after-tax basis) and $168 million ($126 million, or $0.25 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2023 and 2022 included charges of $81 million ($62 million, or $0.12 per diluted share, on an after-tax basis) and $73 million ($52 million, or $0.10 per diluted share, on an after-tax basis), respectively, associated with its execution of programs to optimize its organization and cost structure. These restructuring and other business optimization costs included actions related to its current implementation of a new operating model intended to simplify and streamline its operations, its integration of Hill-Rom Holdings, Inc. (Hillrom), the decision to cease production of dialyzers at one of its U.S.-based manufacturing facilities later this year, which resulted in a $243 million noncash impairment of property, plant and equipment in the second quarter of 2023, rationalization of certain other manufacturing and distribution facilities and transformation of certain general and administrative functions.
3The company’s results in 2023 included $2 million ($1 million, or $0.00 per diluted share, on an after-tax basis) of acquisition and integration-related items. That amount includes $2 million of integration costs, which included costs related to its integration of Hillrom. The company’s results in 2022 included $4 million ($2 million, or $0.00 per diluted share, on an after-tax basis) of acquisition and integration-related items. That amount includes $10 million of costs related to its acquisition of Hillrom, partially offset by a $6 million benefit from a change in the estimated fair value of contingent consideration liabilities.
4The company's results of continuing operations in 2023 included $77 million ($77 million, or $0.15 per diluted share, on an after-tax basis) of separation-related costs. This amount includes costs of external advisors supporting its activities to prepare for the proposed spinoff of its Kidney Care segment, which are reported in continuing operations. The company's results of discontinued operations in 2023 included $4 million ($4 million, or $0.01 per diluted share, on an after-tax basis) of separation-related costs related to the sale of its BioPharma Solutions (BPS) business.
5The company’s results in 2023 and 2022 included costs of $14 million ($10 million, or $0.02 per diluted share, on an after-tax basis) and $12 million ($9 million, or $0.02 per diluted share, on an after-tax basis), respectively, of incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
6The company's results in 2023 included costs, including associated legal fees, of $13 million ($10 million, or $0.02 per diluted share, on an after-tax basis) related to matters involving alleged violations of the False Claims Act related to a now-discontinued legacy Hillrom sales line, and alleged injury from environmental exposure.
7The company's results in 2023 included long-lived asset impairment charges of $267 million ($205 million, or $0.40 per diluted share, on an after-tax basis) related to the Hemodialysis business within its Kidney Care segment. The company's results in 2022 included charges of $332 million ($254 million, or $0.50) per diluted share, on an after-tax basis) related to indefinite-lived intangible asset impairments.
8The company's results of discontinued operations in 2023 included a gain of $2.89 billion ($2.60 billion, or $5.11 per diluted share, on an after-tax basis) from the sale of its BPS business.
9The company's results in 2022 included charges of $20 million ($18 million, or $0.04 per diluted share, on an after-tax basis) related to warranty and remediation activities from a field corrective action on certain of our infusion pumps.
10The company's results in 2022 included a charge of $2.79 billion (2.79 billion, or $5.49 per diluted share, on an after-tax basis) related to a goodwill impairment.
11The company's results in 2022 included a loss of $54 million ($40 million, or $0.08 per diluted share, on an after-tax basis) related to an arrangement to divest certain product rights for an amount that is less than the cost of those product rights which was triggered by U.S. and European Union regulatory approvals of the related products.
12The company's results in 2022 included a charge of $65 million ($65 million, or $0.13 per diluted share, on an after-tax basis) related to cumulative translation adjustments reclassified from accumulated other comprehensive income (loss) as a result of the substantial liquidation of its operations in Argentina.
13The company's results of continuing operations in 2023 included tax items totaling a $196 million ($0.39 per diluted share), primarily comprised of a $209 million reallocation of income tax expense between discontinued operations and continuing operations resulting from the application of intraperiod tax allocation to the company's adjusted results. That item was partially offset by $13 million of separation-related tax costs. The company's results of continuing operations in 2022 included a $5 million reallocation of income taxes between continuing operations and discontinued operations resulting from the application of intraperiod tax allocation to the company's adjusted results.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Nine Months Ended September 30,
	2023	2022	Change
NET SALES	$10,928	$10,761	2%
COST OF SALES	7,425	7,083	5%
GROSS MARGIN	3,503	3,678	(5)%
% of Net Sales	32.1%	34.2%	(2.1 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,961	2,958	0%
% of Net Sales	27.1%	27.5%	(0.4 pts)
RESEARCH AND DEVELOPMENT EXPENSES	495	448	10%
% of Net Sales	4.5%	4.2%	0.3 pts
GOODWILL IMPAIRMENTS	—	2,785	NM
OTHER OPERATING INCOME, NET	(14)	20	NM
OPERATING INCOME (LOSS)	61	(2,533)	NM
% of Net Sales	0.6%	(23.5)%	24.1 pts
INTEREST EXPENSE, NET	369	278	33%
OTHER (INCOME) EXPENSE, NET	33	1	NM
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(341)	(2,812)	(88)%
INCOME TAX EXPENSE	(199)	(14)	NM
% of Income (Loss) from Continuing Operations Before Income Taxes	58.4%	0.5%	(57.9 pts)
LOSS FROM CONTINUING OPERATIONS	(142)	(2,798)	NM
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	2,559	192	NM
NET INCOME (LOSS)	2,417	(2,606)	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	6	8	(25)%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$2,411	$(2,614)	NM

INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(0.29)	$(5.58)	(95)%
Diluted	$(0.29)	$(5.58)	(95)%
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$5.06	$0.38	NM
Diluted	$5.06	$0.38	NM
NET INCOME (LOSS) PER COMMON SHARE
Basic	$4.76	$(5.20)	NM
Diluted	$4.76	$(5.20)	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	506	503
Diluted	506	503
ADJUSTED OPERATING INCOME (excluding special items)¹	$1,493	$1,683	(11)%
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS (excluding special items)¹	$878	$1,149	(24)%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$175	$187	(6)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$1,047	$1,328	(21)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)[1]	$1.72	$2.25	(24)%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$0.35	$0.37	(5)%
ADJUSTED DILUTED EPS (excluding special items)¹	$2.07	$2.61	(21)%
1    Refer to page 13 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the nine months ended September 30, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$3,503	$2,961	$495	$(14)	$61	$33	$(341)	$(199)	$(142)	$2,559	$2,417	$2,411	$(0.29)	$5.06	$4.76
Reported percent of net sales (or effective tax rate for income tax expense)	32.1%	27.1%	4.5%	(0.1)%	0.6%	0.3%	(3.1)%	58.4%	(1.3)%	23.4%	22.1%	22.1%
Intangible asset amortization[1]	326	(155)	—	—	481	—	481	106	375	—	375	375	0.74	0.00	0.74
Business optimization items[2]	327	(169)	(12)	—	508	—	508	92	416	1	417	417	0.82	0.00	0.82
Acquisition and integration items[3]	1	(15)	—	14	2	—	2	1	1	—	1	1	0.00	0.00	0.00
Separation-related costs[4]	15	(108)	—	—	123	—	123	—	123	19	142	142	0.24	0.04	0.28
European medical devices regulation[5]	38	—	—	—	38	—	38	11	27	—	27	27	0.05	0.00	0.05
Investment Impairments[6]	—	—	—	—	—	(20)	20	5	15	—	15	15	0.03	0.00	0.03
Legal matters[7]	—	(13)	—	—	13	—	13	3	10	—	10	10	0.02	0.00	0.02
Long-lived asset impairments[8]	267	—	—	—	267	—	267	62	205	—	205	205	0.40	0.00	0.40
Gain on BPS Sale[9]	—	—	—	—	—	—	—	—	—	(2,603)	(2,603)	(2,603)	0.00	(5.13)	(5.13)
Tax Matters[15]	—	—	—	—	—	—	—	152	(152)	199	47	47	(0.30)	0.39	0.09
Adjusted	$4,477	$2,501	$483	$—	$1,493	$13	$1,111	$233	$878	$175	$1,053	$1,047	$1.72	$0.35	$2.07
Adjusted percent of net sales (or effective tax rate for income tax expense)	41.0%	22.9%	4.4%	0.0%	13.7%	0.1%	10.2%	21.0%	8.0%	1.6%	9.6%	9.6%

							Reported	Adjusted
Income (loss) from continuing operations							$(142)	$878
Less: Net income attributable to noncontrolling interests							6	6
Income (loss) from continuing operations attributable to Baxter stockholders							$(148)	$872

Weighted-average diluted shares as reported							506
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported							1
Weighted-average diluted shares as adjusted							507

The company’s U.S. GAAP results for the nine months ended September 30, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairment	Other Operating Expense, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share From Discontinued Operations	Diluted Earnings Per Share
Reported	$3,678	$2,958	$448	$2,785	$20	$(2,533)	$1	$(2,812)	$(14)	$(2,798)	$192	$(2,606)	$(2,614)	$(5.58)	$0.38	$(5.20)
Reported percent of net sales (or effective tax rate for income tax expense)	34.2%	27.5%	4.2%	25.9%	0.2%	(23.5)%	0.0%	(26.1)%	0.5%	(26.0)%	1.8%	(24.2)%	(24.3)%
Intangible asset amortization[1]	344	(234)	—	—	—	578	—	578	137	441	—	441	441	0.87	0.00	0.87
Business optimization items[2]	21	(171)	(4)	—	—	196	—	196	52	144	—	144	144	0.28	0.00	0.28
Acquisition and integration items[3]	171	(55)	(1)	—	34	193	—	193	36	157	—	157	157	0.31	0.00	0.31
European medical devices regulation[5]	35	—	—	—	—	35	—	35	8	27	—	27	27	0.05	0.00	0.05
Product-related items[10]	43	—	—	—	—	43	—	43	5	38	—	38	38	0.07	0.00	0.07
Pension curtailment[11]	—	—	—	—	—	—	11	(11)	(2)	(9)	—	(9)	(9)	(0.02)	0.00	(0.02)
Long-lived asset impairments[8]	332	—	—	—		332	—	332	78	254	—	254	254	0.50	0.00	0.50
Goodwill impairments[11]	—	—	—	(2,785)	—	2,785	—	2,785	—	2,785	—	2,785	2,785	5.48	0.00	5.48
Loss on product divestiture arrangement[13]	—	—	—	—	(54)	54	—	54	14	40	—	40	40	0.08	0.00	0.08
Reclassification of cumulative translation loss to earnings[14]	—	—	—	—	—	—	(65)	65	—	65	—	65	65	0.13	0.00	0.13
Tax matters[15]	—	—	—	—	—	—	—	—	(5)	5	(5)	—	—	0.01	(0.01)	0.00
Adjusted	$4,624	$2,498	$443	$—	$—	$1,683	$(53)	$1,458	$309	$1,149	$187	$1,336	$1,328	2.25	0.37	2.62
Adjusted percent of net sales (or effective tax rate for income tax expense)	43.0%	23.2%	4.1%	0.0%	0.0%	15.6%	(0.5)%	13.5%	21.2%	10.7%	1.7%	12.4%	12.3%

									Reported	Adjusted
Income (loss) from continuing operations									$(2,798)	$1,149
Less: Net income attributable to noncontrolling interests									8	8
Income (loss) from continuing operations attributable to Baxter stockholders									$(2,806)	$1,141

Weighted-average diluted shares as reported								503
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported								5
Weighted-average diluted shares as adjusted								508
1The company’s results in 2023 and 2022 included intangible asset amortization expense of $481 million ($375 million, or $0.74 per diluted share, on an after-tax basis) and $578 million ($441 million, or $0.87 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2023 and 2022 included charges of $508 million ($416 million, or $0.82 per diluted share, on an after-tax basis) and $196 million ($144 million, or $0.28 per diluted share, on an after-tax basis), respectively, associated with its execution of programs to optimize its organization and cost structure. These restructuring and other business optimization costs included actions related to its implementation of a new operating model intended to simplify and streamline its operations, its integration of Hillrom, the decision to cease production of dialyzers at one its U.S.-based manufacturing facilities later this year, which resulted in a $243 million noncash impairment of property, plant and equipment in the first half of 2023, rationalization of certain other manufacturing and distribution facilities and transformation of certain general and administrative functions.
3The company's results in 2023 included a $2 million ($1 million, or $0.00 per diluted share, on an after-tax basis) of acquisition and integration-related expenses. That amount included $16 million of costs related to its integration of Hillrom, partially offset by a $14 million benefit from changes in the estimated fair values of contingent consideration liabilities. The company’s results in 2022 included $193 million ($157 million, or $0.31 per diluted share, on an after-tax basis) of acquisition and integration-related expenses. That amount includes $227 million of costs related to its acquisition of Hillrom, including $159 million of incremental costs of sales from the fair value step-ups on acquired Hillrom inventory that was sold in the first quarter. The acquisition and integration-related expenses related to Hillrom were partially offset by $34 million of benefits from changes in the estimated fair value of contingent consideration liabilities.
4The company's results of continuing operations in 2023 included costs of $123 million ($123 million, or $0.24 per diluted share, on an after-tax basis) of separation-related costs. This amount includes costs of external advisors supporting its activities to prepare for the proposed spinoff of its Kidney Care segment, which are reported in continuing operations. The company's results of discontinued operations in 2023 included $19 million ($19 million, or $0.04 per diluted share, on an after-tax basis) of separation-related costs related to the sale of its BioPharma Solutions (BPS) business.
5The company’s results in 2023 and 2022 included costs of $38 million ($27 million, or $0.05 per diluted share, on an after-tax basis) and $35 million ($27 million, or $0.05 per diluted share, on an after-tax basis), respectively, of incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
6The company's results in 2023 included losses of $20 million ($15 million, or $0.03 per diluted share, on an after-tax basis) from non-marketable investments in several early stage companies, consisting of $23 million of noncash impairment write-downs, partially offset by a $3 million gain from the sale of an investment.
7The company's results of continuing operations in 2023 included costs, including associated legal fees, of $13 million ($10 million, or $0.02 per diluted share, on an after-tax basis) are related to matters involving alleged violations of the False Claims Act related to a now-discontinued legacy Hillrom sales line, and alleged injury from environmental exposure.
8The company's results in 2023 included long-lived asset impairment charges of $267 million ($205 million, or $0.40 per diluted share, on an after-tax basis) related to the Hemodialysis business within its Kidney Care segment. The company's results in 2022 included charges of $332 million ($254 million, or $0.50 per diluted share, on an after-tax basis) related to indefinite-lived intangible asset impairments.

9The company's results of discontinued operations in 2023 included a gain of $2.89 billion ($2.60 billion, or $5.13 per diluted share, on an after-tax basis) from the sale of its BPS business.
10The company's results in 2022 included charges of $43 million ($38 million, or $0.07 per diluted share, on an after-tax basis) related to warranty and remediation activities from two field corrective actions on certain of its infusion pumps.
11The company's results in 2022 included a curtailment gain of $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) on an announced change for active non-bargaining participants in our U.S. Hillrom pension plan.
12The company's results in 2022 included charges of $2.79 billion ($2.79 billion, or $5.48 per diluted share, on an after-tax basis) related to goodwill and indefinite-lived intangible asset impairments.
13The company's results in 2022 included a loss of $54 million ($40 million, or $0.08 per diluted share, on an after-tax basis) related to an arrangement to divest certain product rights for an amount that is less than the cost of those product rights which was triggered by U.S. and European Union regulatory approvals of the related products.
14The company's results in 2022 included a charge of $65 million ($65 million, or $0.13 per diluted share, on an after-tax basis) related to cumulative translation adjustments reclassified from accumulated other comprehensive income (loss) as a result of the substantial liquidation of its operations in Argentina.
15The company's results of continuing operations in 2023 included tax expense items totaling $152 million ($0.30 per diluted share), primarily comprised of a $199 million reallocation of income tax expense between discontinued operations and continuing operations resulting from the application of intraperiod tax allocation to the company’s adjusted results. That item was partially offset by a $30 million valuation allowance recorded to reduce the carrying amount of a deferred tax asset for a tax basis step-up related to previously enacted Swiss tax legislation and $17 million of separation-related tax costs. The company's results of continuing operations in 2022 included a $5 million reallocation of income taxes between continuing operations and discontinued operations resulting from the application of intraperiod tax allocation to the company's adjusted results.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)
The Medical Products and Therapies segment includes sales of our sterile IV solutions, infusion systems, administration sets, parenteral nutrition therapies and surgical hemostat, sealant and adhesion prevention products. The Healthcare Systems and Technologies segment includes sales of our connected care solutions and collaboration tools, including smart bed systems, patient monitoring systems and diagnostic technologies, respiratory health devices and advanced equipment for the surgical space, including surgical video technologies, precision positioning devices and other accessories. The Pharmaceuticals segment includes sales of specialty injectable pharmaceuticals, inhaled anesthesia and drug compounding. The Kidney Care segment includes sales of chronic and acute dialysis therapies and services, including peritoneal dialysis, hemodialysis, continuous renal replacement therapies (CRRT) and other organ support therapies. Other sales not allocated to a segment primarily include sales of products and services provided directly through certain of our manufacturing facilities.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	% Growth @ Actual Rates	% Growth @ Constant Rates	2023	2022	% Growth @ Actual Rates	% Growth @ Constant Rates
Infusion Therapies and Technologies	$1,003	$956	5%	4%	$2,918	$2,829	3%	4%
Advanced Surgery	255	247	3%	3%	773	738	5%	6%
Medical Products and Therapies	1,258	1,203	5%	4%	3,691	3,567	3%	4%
Care and Connectivity Solutions	443	456	(3)%	(4)%	1,307	1,350	(3)%	(3)%
Front Line Care	301	279	8%	8%	911	855	7%	7%
Healthcare Systems and Technologies	744	735	1%	0%	2,218	2,205	1%	1%
Injectables and Anesthesia	351	325	8%	7%	987	961	3%	4%
Drug Compounding	229	200	15%	13%	665	613	8%	12%
Pharmaceuticals	580	525	10%	9%	1,652	1,574	5%	7%
Chronic Therapies	921	934	(1)%	(3)%	2,730	2,744	(1)%	1%
Acute Therapies	188	166	13%	12%	564	542	4%	6%
Kidney Care	1,109	1,100	1%	0%	3,294	3,286	0%	2%
Other	17	46	(63)%	(61)%	73	129	(43)%	(46)%
Total - Continuing Operations	$3,708	$3,609	3%	2%	$10,928	$10,761	2%	3%
In connection with our segment change in the third quarter of 2023, we made the following reclassifications of prior period sales amounts to conform to the current period presentation. We reclassified $16 million of sales from the first half of 2023 and $8 million and $23 million for the three and nine months ended September 30, 2022, respectively, from Chronic Therapies to Acute Therapies. Additionally, in connection with the reclassification of our BPS business to discontinued operations during the second quarter of 2023, we reclassified $2 million of contract manufacturing revenues from the first quarter of 2023 and $8 million and $26 million for the three and nine months ended September 30, 2022, respectively, from BPS to Other (within continuing operations), as the related manufacturing facility was not part of that divestiture transaction.

Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Segment Operating Income
(unaudited)
($ in millions)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2023	2022	2023	2022
Medical Products and Therapies	$245	$257	$706	$703
% of Segment Net Sales	19.5%	21.4%	19.1%	19.7%
Healthcare Systems and Technologies	115	108	327	367
% of Segment Net Sales	15.5%	14.7%	14.7%	16.6%
Pharmaceuticals	108	82	284	295
% of Segment Net Sales	18.6%	15.6%	17.2%	18.7%
Kidney Care	96	103	208	307
% of Segment Net Sales	8.7%	9.4%	6.3%	9.3%
Other	6	17	19	52
Total	570	567	1,544	1,724
Unallocated corporate costs	(5)	1	(51)	(41)
Intangible asset amortization expense	(162)	(168)	(481)	(578)
Long-lived asset impairments	(267)	(332)	(267)	(332)
Legal matters	(13)	—	(13)	—
Goodwill impairments	—	(2,785)	—	(2,785)
Business optimization items	(81)	(73)	(508)	(196)
Acquisition and integration items	(2)	(4)	(2)	(193)
Loss on product divestiture arrangement	—	(54)	—	(54)
Divestiture-related costs	(77)	—	(123)	—
European Medical Devices Regulation	(14)	(12)	(38)	(35)
Product-related items	—	(20)	—	(43)
Total operating income (loss)	(51)	(2,880)	61	(2,533)
Interest expense, net	128	104	369	278
Other (income) expense, net	(7)	61	33	1
Loss from continuing operations before income taxes	$(172)	$(3,045)	$(341)	$(2,812)

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended September 30,
	2023			2022			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies and Technologies	$570	$433	$1,003	$567	$389	$956	1%	11%	5%
Advanced Surgery	139	116	255	141	106	247	(1)%	9%	3%
Medical Products and Therapies	709	549	1,258	708	495	1,203	0%	11%	5%
Care and Connectivity Solutions	317	126	443	339	117	456	(6)%	8%	(3)%
Front Line Care	234	67	301	209	70	279	12%	(4)%	8%
Healthcare Systems and Technologies	551	193	744	548	187	735	1%	3%	1%
Injectables and Anesthesia	195	156	351	173	152	325	13%	3%	8%
Drug Compounding	—	229	229	—	200	200	0%	15%	15%
Pharmaceuticals	195	385	580	173	352	525	13%	9%	10%
Chronic Therapies	233	688	921	236	698	934	(1)%	(1)%	(1)%
Acute Therapies	66	122	188	57	109	166	16%	12%	13%
Kidney Care	299	810	1,109	293	807	1,100	2%	0%	1%
Other	12	5	17	36	10	46	(67)%	(50)%	(63)%
Total - Continuing Operations	$1,766	$1,942	$3,708	$1,758	$1,851	$3,609	0%	5%	3%

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2023			2022			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies and Technologies	$1,654	$1,264	$2,918	$1,672	$1,157	$2,829	(1)%	9%	3%
Advanced Surgery	433	340	773	428	310	738	1%	10%	5%
Medical Products and Therapies	2,087	1,604	3,691	2,100	1,467	3,567	(1)%	9%	3%
Care and Connectivity Solutions	926	381	1,307	991	359	1,350	(7)%	6%	(3)%
Front Line Care	681	230	911	618	237	855	10%	(3)%	7%
Healthcare Systems and Technologies	1,607	611	2,218	1,609	596	2,205	(0)%	3%	1%
Injectables and Anesthesia	550	437	987	494	467	961	11%	(6)%	3%
Drug Compounding	—	665	665	—	613	613	0%	8%	8%
Pharmaceuticals	550	1,102	1,652	494	1,080	1,574	11%	2%	5%
Chronic Therapies	689	2,041	2,730	675	2,069	2,744	2%	(1)%	(1)%
Acute Therapies	194	370	564	194	348	542	0%	6%	4%
Kidney Care	883	2,411	3,294	869	2,417	3,286	2%	(0)%	0%
Other	56	17	73	98	31	129	(43)%	(45)%	(43)%
Total - Continuing Operations	$5,183	$5,745	$10,928	$5,170	$5,591	$10,761	0%	3%	2%

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operations – continuing operations	$1,097	$594
Cash flows from investing activities - continuing operations	(489)	(634)
Cash flows from financing activities - continuing operations	(554)	(1,319)

Cash flows from operations - continuing operations	$1,097	$594
Capital expenditures - continuing operations	(502)	(438)
Free cash flow - continuing operations	$595	$156

	Nine Months Ended September 30,
	2023	2022
Cash flows from operations – discontinued operations	$98	178
Cash flows from investing activities - discontinued operations	3,932	(41)

Cash flows from operations - discontinued operations	$98	$178
Capital expenditures - discontinued operations	(27)	(41)
Free cash flow - discontinued operations	$71	$137

	Nine Months Ended September 30,
	2023	2022
Cash flows from operations – Total Baxter	$1,195	$772
Cash flows from investing activities - Total Baxter	3,443	(675)
Cash flows from financing activities - Total Baxter	(554)	(1,319)

Cash flows from operations - Total Baxter	$1,195	$772
Capital expenditures - Total Baxter	(529)	(479)
Free cash flow - Total Baxter	$666	$293

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From The Three Months Ended September 30, 2022 to The Three Months Ended September 30, 2023
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Infusion Therapies and Technologies	5%	(1)%	4%
Advanced Surgery	3%	0%	3%
Medical Products and Therapies	5%	(1)%	4%
Care and Connectivity Solutions	(3)%	(1)%	(4)%
Front Line Care	8%	0%	8%
Healthcare Systems and Technologies	1%	(1)%	0%
Injectables and Anesthesia	8%	(1)%	7%
Drug Compounding	15%	(2)%	13%
Pharmaceuticals	10%	(1)%	9%
Chronic Therapies	(1)%	(2)%	(3)%
Acute Therapies	13%	(1)%	12%
Kidney Care	1%	(1)%	0%
Other	(63)%	2%	(61)%
Total - Continuing Operations	3%	(1)%	2%
Discontinued Operations	16%	(5)%	11%
Total - Continuing and Discontinued Operations	3%	(1)%	2%

U.S. - Continuing Operations	0%	0%	0%
U.S. - Discontinued Operations	(13)%	0%	(13)%
U.S. Total - Continuing and Discontinued Operations	0%	0%	0%

International - Continuing Operations	5%	(2)%	3%
International - Discontinued Operations	53%	(12)%	41%
International Total - Continuing and Discontinued Operations	7%	(3)%	4%
*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 20
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From The Nine Months Ended September 30, 2022 to The Nine Months Ended September 30, 2023
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Infusion Therapies and Technologies	3%	1%	4%
Advanced Surgery	5%	1%	6%
Medical Products and Therapies	3%	1%	4%
Care and Connectivity Solutions	(3)%	0%	(3)%
Front Line Care	7%	0%	7%
Healthcare Systems and Technologies	1%	0%	1%
Injectables and Anesthesia	3%	1%	4%
Drug Compounding	8%	4%	12%
Pharmaceuticals	5%	2%	7%
Chronic Therapies	(1)%	2%	1%
Acute Therapies	4%	2%	6%
Kidney Care	0%	2%	2%
Other	(43)%	(3)%	(46)%
Total - Continuing Operations	2%	1%	3%
Discontinued Operations	1%	(1)%	0%
Total - Continuing and Discontinued Operations	2%	0%	2%

U.S. - Continuing Operations	0%	0%	0%
U.S. - Discontinued Operations	6%	0%	6%
U.S. Total - Continuing and Discontinued Operations	0%	0%	0%

International - Continuing Operations	3%	2%	5%
International - Discontinued Operations	(3)%	(2)%	(5)%
International Total - Continuing and Discontinued Operations	3%	1%	4%
*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 21
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Fourth Quarter and Full Year 2023 Continuing Operations U.S. GAAP Sales Growth to Projected Continuing Operations Constant Currency Sales Growth and Projected Fourth Quarter and Full Year 2023 Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q4 2023	FY 2023*
Continuing operations sales growth - U.S. GAAP	1 - 2%	1 - 2%
Foreign Exchange	~(0.5)%	~ 0.5%
Continuing operations sales growth - Constant currency	~ 1%	~ 2%

Adjusted Earnings Per Share Guidance	Q4 2023	FY 2023
Adjusted diluted EPS - Continuing operations	$0.85 - $0.88	$2.57 - $2.60
*Totals may not foot due to rounding

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking adjusted diluted EPS guidance because it believes that this measure provides useful information for the reasons noted in the accompanying release. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.